Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Reports Record Revenue, Adjusted EBITDA, and Net Income

for Fourth Quarter and Full Year 2015

Total Revenue for 2015 Increased 27% Year Over Year

Mobile Revenue for 2015 Increased 84% Year Over Year

Adjusted EBITDA for 2015 Increased 303% Year Over Year

Full Year Adjusted EBITDA Margin Increased to 36%

Net Income for 2015 was a Record $6.0 Million

NEW HOPE, Pa., February 29, 2016 – MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today reported financial results for its full year and fourth quarter ended December 31, 2015.

Full Year 2015 Financial Highlights

●	Total revenue was a record $56.9 million, up 27% year over year.
●	Mobile revenue was a record $45.3 million, up 84% year over year.
●	Mobile revenue represented 80% of total revenue, up from 55% in 2014.
●

Adjusted EBITDA was a record $20.2 million, or a 36% margin, up 303% year over year. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Net income was a record $6.0 million, compared to a net loss of $4.0 million for 2014.

Fourth Quarter 2015 Financial Highlights

●	Total revenue was a record $19.9 million, up 53% from the fourth quarter of 2014.
●	Mobile revenue was a record $17.2 million, up 126% from the fourth quarter of 2014.
●	Mobile revenue represented 86% of total revenue, the highest in MeetMe’s history.
●

Adjusted EBITDA was a record $9.0 million, an increase of 247% year over year. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Adjusted EBITDA margin increased to 45%, up from 20% in the fourth quarter of 2014.
●	Net income was a record $6.1 million, compared to net income of $847,000 for the fourth quarter of 2014.
●	Cash and Cash Equivalents totaled $19.3 million at December 31, 2015.

Geoff Cook, Chief Executive Officer of MeetMe, stated, “We believe our record revenue, adjusted EBITDA and net income reflect the increasing value of our audience to mobile advertisers and the continued growth in mobile engagement by our users. We saw record engagement in the fourth quarter and experienced tremendous growth in chats this past year, reaching a new milestone of 30 million user-to-user chats in a single day at the end of the year. In the fourth quarter, our mobile daily active users increased 20% year over year and our total mobile monthly active users increased 32% year over year.”

David Clark, Chief Financial Officer of MeetMe, added, “Mobile revenue for 2015 increased 84% year over year and represented 80% of our total revenue, up from 55% in 2014. We believe our increasing revenue was driven by our growing mobile engagement as well as continued strength in the mobile advertising industry. Much of the increased revenue flowed through to adjusted EBITDA, which increased to a record $20 million for the year, resulting in a 36% adjusted EBITDA margin.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss full year and fourth quarter 2015 financial results today, February 29, 2016 at 10:30 a.m. Eastern time. To access the call dial 888-427-9419 (+1 719-325-2435 outside the United States) and when prompted provide the participant passcode 5399747 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is a leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 90 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our adjusted EBITDA will continue to grow, whether our net income will continue to grow, whether our mobile revenue will continue to constitute an increasing percentage of our total revenue, whether our revenue, adjusted EBITDA and net income will reflect the increasing value of our audience to mobile advertisers and the continued growth in mobile engagement by our users, whether net income will continue to grow, whether our record revenue, adjusted EBITDA and net income reflect the increasing value of our audience to mobile advertisers and the continued growth in mobile engagement by our users, whether our increasing revenue was driven by our growing mobile engagement as well as continued strength in the mobile advertising industry, whether our mobile engagement will continue to grow, and whether our growing mobile engagement and continued strength in the advertising industry will drive our revenue. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2014 and the Current Report on Form 8-K filed with the SEC on June 3, 2015. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, change in warrant liability, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses, loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,298,038	$17,041,050
Accounts receivable, net of allowance of $133,000 and $586,000, at December 31, 2015 and 2014, respectively	16,509,291	9,045,269
Prepaid expenses and other current assets	970,239	790,031
Total current assets	36,777,568	26,876,350

Goodwill	70,646,036	70,646,036
Property and equipment, net	2,610,307	2,458,897
Intangible assets, net	1,278,498	2,894,330
Other assets	178,264	338,146
TOTAL ASSETS	$111,490,673	$103,213,759

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,776,710	$2,985,259
Accrued liabilities	4,127,634	3,249,404
Current portion of capital lease obligations	366,114	872,761
Current portion of long-term debt	-	2,068,326
Deferred revenue	293,414	218,484
Total current liabilities	7,563,872	9,394,234

Long-term capital lease obligation, less current portion, net	221,302	587,416
Long-term debt, less current portion, net	-	556,612
Other liabilities	1,035,137	418,530
TOTAL LIABILITIES	$8,820,311	$10,956,792

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, authorized - 5,000,000 Shares; Convertible Preferred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 0 and 1,000,000 shares issued and outstanding at December 31, 2015 and 2014	$-	$1,000
Common stock, $.001 par value; authorized - 100,000,000 Shares; 47,179,486 and 44,910,034 issued and outstanding at December 31, 2015 and 2014	47,183	44,914
Additional paid-in capital	300,725,791	297,001,168
Accumulated deficit	(198,102,612)	(204,072,240)
Accumulated other comprehensive loss	-	(717,875)
TOTAL STOCKHOLDERS' EQUITY	102,670,362	92,256,967

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$111,490,673	$103,213,759

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues	$19,879,840	$13,021,878	$56,903,773	$44,817,436

Operating Costs and Expenses:
Sales and marketing	2,826,198	1,666,406	6,618,837	7,277,719
Product development and content	6,036,478	7,589,911	24,615,304	28,324,443
General and administrative	3,337,598	1,962,026	14,534,861	8,017,970
Depreciation and amortization	760,201	922,852	3,140,205	4,223,507
Restructuring costs	-	-	-	120,202
Total Operating Costs and Expenses	12,960,475	12,141,195	48,909,207	47,963,841

Income (Loss) from Operations	6,919,365	880,683	7,994,566	(3,146,405)

Other Income (Expense):
Interest income	5,304	5,958	21,037	10,352
Interest expense	(84,723)	(183,754)	(459,962)	(1,052,620)
Change in warrant liability	(622,819)	144,037	(616,607)	226,508
Loss on cumulative foreign currency translation adjustment	5,640	-	(856,438)	-
Gain on sale of asset	-	-	163,333	-
Total Other Income (Expense)	(696,598)	(33,759)	(1,748,637)	(815,760)

Income (loss) before Income Taxes	6,222,767	846,924	6,245,929	(3,962,165)
Income taxes	(149,500)	-	(276,301)	-
Net Income (Loss)	$6,073,267	$846,924	$5,969,628	$(3,962,165)
Preferred stock dividends	-	-	-	-
Net income (loss) allocable to Common Stockholders	$6,073,267	$846,924	$5,969,628	$(3,962,165)

Basic and diluted income (loss) per common stockholders:
Basic income (loss) per common stockholders	$0.13	$0.02	$0.13	$(0.10)
Diluted income (loss) per common stockholders	$0.12	$0.02	$0.12	$(0.10)

Weighted average number of shares outstanding:
Basic	46,090,961	44,879,982	45,419,175	41,328,699
Diluted	51,735,136	48,181,596	49,535,826	41,328,699

Net Income (Loss)	$6,073,267	$846,924	$5,969,628	$(3,962,165)
Foreign currency translation adjustment	-	(25,134)	-	(99,523)
Comprehensive Income (Loss)	$6,073,267	$821,790	$5,969,628	$(4,061,688)

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income (loss) allocable to Common Stockholders	$6,073,267	$846,924	$5,969,628	$(3,962,165)

Interest expense	84,723	183,754	459,962	1,052,620
Depreciation and amortization	760,201	922,852	3,140,205	4,223,507
Stock-based compensation expense	1,332,223	787,738	3,341,965	3,810,209
Change in warrant liability	622,819	(144,037)	616,607	(226,508)
Income taxes	149,500	-	276,301	-
Acquisition and restructuring costs	-	-	-	120,202
Bad debt expense outside normal range	-	-	5,735,204	-
Loss on cumulative effect of foreign currency translation adjustment	(5,640)	-	856,438	-
Gain on sale of asset	-	-	(163,333)	-
Adjusted EBITDA	$9,017,093	$2,597,231	$20,232,977	$5,017,865

GAAP basic and diluted net income (loss) per common stockholders	$0.13	$0.02	$0.13	$(0.10)
Basic adjusted EBITDA per common stockholders	$0.20	$0.06	$0.45	$0.12
Diluted adjusted EBITDA per common stockholders	$0.17	$0.05	$0.41	$0.11

Weighted average number of shares outstanding, Basic	46,090,961	44,879,982	45,419,175	41,328,699
Weighted average number of shares outstanding, Diluted	51,735,136	48,181,596	49,535,826	45,563,736